STOCK APPRECIATION RIGHT CERTIFICATE

Internet Capital Group, Inc., a Delaware corporation ("ICG"), hereby grants, on the grant date shown below (the "Date of Grant") to the grantee named below (the "Grantee") a stock appreciation right (this "SAR") that relates to the stock appreciation, if any, over the base amount for the total number of shares shown below (the "Shares") of the common stock of ICG, subject to the terms and conditions on both sides of this Stock Appreciation Right Certificate (the "Certificate") and the ICG 2005 Omnibus Equity Compensation Plan (the "Plan"). The stock appreciation of the SAR is the amount by which the Fair Market Value (as defined in the Plan) of the underlying Shares on the date of exercise of this SAR exceeds the base amount of the SAR. The base amount per Share of this SAR is shown below (the "Base Amount"). The terms of the Plan are incorporated herein by reference.

_______________________________________________

Grantee: ____________

Shares Subject to SAR: ____________

Base Amount Per Share: $_____

Date of Grant: _______ ____, ____

Term of SAR: _______ years

I hereby accept the SAR grant described in this Stock Appreciation Right Certificate. I have read the terms of the Plan and this Stock Appreciation Right Certificate, and agree to be bound by the terms of the Plan and this Stock Appreciation Right Certificate and the interpretations of the Committee (as defined in the Plan) with respect thereto.

Accepted by: ____________________________

Grantee

In witness whereof, this Stock Appreciation Right Certificate has been executed by ICG by a duly authorized officer as of the date specified hereon.

Internet Capital Group, Inc.

___________________________________

Walter W. Buckley, III

President and Chief Executive Officer

___________________________________

Luann M. Taiariol, Witness

  Vesting. Subject to the provisions of Paragraph 2(f), you will vest in the SAR as follows:

    25% of the Shares covered by the SAR will vest upon the first year anniversary of the Date of Grant if you are an Employee (as defined in the Plan), Non-Management Director (as defined in the Plan), or Consultant (as defined in the Plan) of the Company (as defined in the Plan) at that time.

    Following the first year anniversary of the Date of Grant, 2.083% of the Shares covered by the SAR will vest on the ____ day of each month that you are an Employee, Non-Management Director, or Consultant of the Company (i.e., equal monthly vesting over the next 36 months).

  Term; Termination of the SAR. This SAR will terminate on the occurrence of the earliest to occur of the following dates:

    Term of SAR. The SAR terminates ten (10) years from the Date of Grant, or upon the liquidation of the Company, if earlier. If you have not fully exercised the SAR prior to that date, you will not be permitted to exercise, and will forfeit any remaining portion of, the SAR. The SAR will also expire and be forfeited at such times and in such circumstances as otherwise provided in this Certificate or under the Plan.

    Termination on Death. If you cease to be employed by, or provide service to, the Company ("Termination of Service") on account of your death, or if you die within ninety (90) days after you have a Termination of Service on account of a termination identified in Paragraph 2(f) or 2(g), the vested portion of the SAR shall terminate unless exercised within the earlier of (i) the one (1) year period after you incur a Termination of Service, or (ii) the term of the SAR. Any unvested portion of the SAR will terminate and be forfeited on the date you incur the Termination of Service.

    Termination on Disability. If you have a Termination of Service on account of you incurring a Disability (as defined below), the vested portion of the SAR shall terminate unless exercised within the earlier of (i) the one (1) year period after you incur such Termination of Service, or (ii) the term of the SAR. Any unvested portion of the SAR will terminate and be forfeited on the date in which you incur the Termination of Service. For purposes of this Paragraph 2(c), "Disability" shall mean you becoming disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

    Termination on Retirement. If you incur a Termination of Service on account of your Retirement (as defined below), the vested portion of the SAR shall terminate unless exercised within the earlier of (i) the one (1) year period after you incur such Termination of Service, or (ii) the term of the SAR. Any unvested portion of the SAR will terminate and be forfeited on the date in which you incur the Termination of Service. For purposes of this Paragraph 2(d), "Retirement" shall mean your Termination of Service with the consent of ICG after the attainment of age 55.

    Termination for Cause. If you incur a Termination of Service on account of a termination for Cause (as defined below), the SAR will immediately terminate on the date of such Termination of Service and you will forfeit all shares of ICG common stock that you would have been entitled to receive upon exercise of the SAR (as described in Paragraph 3(b) below) for which ICG has not delivered share certificates. For purposes of this Paragraph 2(e) and for Paragraph 2(f) below, "Cause" shall mean a finding by the Committee that (i) you have breached your employment, service, noncompetition, nonsolicitation, restrictive covenant or other similar contract with the Company; (ii) you have been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of your employment or service; (iii) you have disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information; or (iv) you have entered into competition with the Company. Notwithstanding the foregoing, if you have an employment agreement with the Company defining "Cause," then such definition shall supersede the foregoing definition.

    Termination for Any Other Reason. If you incur a Termination of Service for any reason other than as identified in this Paragraph 2, any vested portion of the SAR shall terminate unless exercised within the earlier of (i) ninety (90) days after you incur such Termination of Service, or (ii) the term of the SAR. Any unvested portion of the SAR will terminate and be forfeited on the date you incur the Termination of Service.

  Exercising the SAR; Payment Upon Exercise.

    Notice. When you want to exercise any portion of the SAR, you must give written notice to ICG, or its designee, of your intent to exercise the SAR and specify the number of Shares as to which the SAR is to be exercised.

    Payment with Respect to the SAR. Upon exercise, ICG shall deliver to you a number of shares of ICG common stock (the "Common Stock") that will be determined by dividing the Value of the Stock Appreciation (as defined below), by the Fair Market Value of a share of Common Stock on the date of exercise. Only whole shares of Common Stock will be delivered to you pursuant to the exercise of the SAR, and, to the extent that a fractional share of Common Stock would result, the cash value of such fractional share will be paid to you in lieu of a fractional share. All shares of Common Stock will be issued under the Plan. For purposes of this Paragraph 3(b), the "Value of the Stock Appreciation" shall mean the amount that results from multiplying (i) the number of Shares as to which the SAR is to be exercised, by (ii) the difference between the Fair Market Value of a Share on the date of exercise and the Base Amount.

    Cancellation of Shares. Upon exercise of the SAR, the Shares covered by such exercise shall be cancelled and you shall cease to have any further right to exercise the SAR with respect to such Shares under this Certificate.

    Limitation on Exercise. This SAR may not be exercised when the Base Amount is equal to, or greater than, the Fair Market Value of a Share.

    The obligation of ICG to deliver shares of Common Stock upon exercise of the SAR shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as ICG's counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. You understand that you are responsible for the income tax consequences of your exercise of the SAR and the sale of any shares of Common Stock received by you upon exercise of the SAR. ICG may require that you (or the person exercising the SAR pursuant to a transfer in accordance with Paragraph 5 below) represent that any shares of Common Stock that you receive will be held by you for your own account and not with a view to or for sale in connection with any distribution of the shares, or such other representation as the Committee deems appropriate. All obligations of ICG under this Certificate shall be subject to the rights of ICG as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, you may elect to satisfy any tax withholding obligation of the Company with respect to the SAR by having shares of Common Stock that you receive upon exercise of the SAR withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

  Change of Control. The provisions of the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the SAR, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.
  Transferability of the SAR. Only you may exercise the SAR during your lifetime. After your death, the SAR shall be exercisable (subject to the limitations specified in the Plan) solely by your legal representatives, or by the person who acquires the right to exercise the SAR by will or by the laws of descent and distribution, to the extent that the SAR is exercisable pursuant to this Certificate.

  Incorporation by Reference; Entire Agreement; Definitions. This SAR shall be subject to the terms, conditions and limitations of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares of Common Stock that you receive upon exercise of the SAR, (iii) changes in capitalization of ICG, and (iv) other requirements of applicable law. This Certificate, together with the Plan, contains the entire agreement between you and ICG with respect to the SAR and supersedes all prior and contemporaneous agreements, written or oral, with respect thereto. In the event of any contradiction, distinction or differences between this Certificate and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Certificate, the terms used in this Certificate shall have the meanings set forth in the Plan.

  No Stockholder Rights. Neither you, nor any person or entity you transfer the SAR pursuant to Paragraph 5, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the SAR. If you exercise the SAR you will only have rights as a stockholder with respect to those shares of Common Stock you are entitled to receive when the certificates for such shares have been issued to you after the exercise of the SAR.

  Assignment and Transfers. Your rights and interests under this Certificate may not be sold, assigned, encumbered or otherwise transferred except as provided in Paragraph 5. In the event of any attempt by you to alienate, assign, pledge, hypothecate, or otherwise dispose of this SAR or any right hereunder, except as provided for in this Certificate, or in the event of the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, ICG may terminate the SAR by notice to you, and the SAR and all rights hereunder shall thereupon become null and void. The rights and protections of ICG hereunder shall extend to any successors or assigns of ICG and to ICG's parent, subsidiaries, and affiliates. This Certificate may be assigned by ICG without your consent.

  Governing Law. This Certificate shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws provisions thereof.

  Miscellaneous.

    The captions of this Certificate are not part of the provisions hereof and shall have no force or effect. Except as provided in Paragraph 10(f) below, this Certificate may not be amended or modified except by a written agreement executed by you, or your legal representative, as applicable, and by ICG, or by its successors or legal representative, as applicable. The invalidity or unenforceability of any provision of this Certificate shall not affect the validity or enforceability of any other provision of this Certificate.

    The Committee may make such rules and regulations and establish such procedures for the administration of this Certificate as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Certificate and the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of this Certificate, the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Certificate or the Plan, the decision of the Committee shall be final and binding on all persons, and your accepting this SAR is your agreement to this.

    All notices hereunder shall be in writing, and if to ICG or the Committee, shall be delivered to the Board of Directors of ICG or mailed to its principal office, addressed to the attention of the Board of Directors; and if to you, shall be delivered personally, sent by facsimile transmission or mailed to you at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 10(c).

    The failure of you or ICG to insist upon strict compliance with any provision of this Certificate or the Plan, or to assert any right that you or ICG, respectively, may have under this Certificate or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Certificate or the Plan.

    Nothing in this Certificate shall confer on you the right to continue in the employment or service of the Company, its parent or subsidiaries, or interfere in any way with the right of the Company, its parent or subsidiaries, and its stockholders to terminate your employment or service at any time.

    Notwithstanding anything in this Agreement to the contrary, to the extent that this SAR is deemed to be deferred compensation subject to the requirements of section 409A of the Code, and the requirements of section 409A of the Code are not met with respect to this SAR, ICG may amend this Certificate, without your consent, so that this SAR will comply with the requirements of section 409A of the Code. Amendment of this Certificate to comply with section 409A of the Code will not result in you being entitled to receive any enhanced benefit under this Certificate.

Grantee's Initials:________